Glacier Bancorp, Inc. Provides Third Quarter 2011 Earnings Guidance

KALISPELL, Mont., Oct. 20, 2011 /PRNewswire/ -- Glacier Bancorp, Inc. (Nasdaq GS: GBCI) announced today that it expects to recognize a goodwill impairment charge of approximately $30 - $35 million on an after-tax basis which will result in a loss for the 2011 third quarter. This non-cash charge related to goodwill has no impact on operations, regulatory capital ratios, or liquidity. Without the impairment charge, the Company would have reported improved third quarter results.

"Due to recent high levels of volatility and dislocation in bank stock prices nationwide, we engaged an independent valuation firm to review reporting segments of the Company for goodwill impairment. Based upon such review, a goodwill impairment charge was recorded as required by applicable accounting standards," said Mick Blodnick, President and Chief Executive Officer. "In fact, the goodwill deemed impaired was related to historical acquisitions, some of which were completed over ten years ago," added Blodnick.

As previously announced, the Company will report third quarter financial results after the market closes on October 27, 2011. A conference call for investors is scheduled for 11:00 a.m. Eastern Time on Friday, October 28, 2011. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 800-895-0231 or 785-424-1054 and the conference ID is GLACIER. To participate on the webcast, log on to http://www.videonewswire.com/event.asp?id=82891. If you are unable to participate during the live webcast, the call will be archived on the Company's Web site, www.glacierbancorp.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about management's plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "should," "projects," "seeks," "estimates" or words of similar meaning. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company's control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management's current estimates, projections, expectations and beliefs. Glacier undertakes no obligation to publicly revise or update the forward-looking statements to reflect events or circumstances that arise after the date of this release. In addition to the factors discussed in Glacier's filings with the SEC, including in the sections titled "Business," "Risk Factors," and "Management's Discussion and Analysis of Financial Condition and Results of Operations," as applicable, from Glacier's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, the following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations in the forward-looking statements, including those set forth in this news release:

  the risks associated with lending and potential adverse changes of the credit quality of loans in the Company's portfolio, including as a result of declines in the housing and real estate markets in its geographic areas;
  increased loan delinquency rates;
  the risks presented by a continued economic downturn, which could adversely affect credit quality, loan collateral values, other real estate owned values, investment values, liquidity and capital levels, dividends and loan originations;
  changes in market interest rates, which could adversely affect the Company's net interest income and profitability;
  legislative or regulatory changes that adversely affect the Company's business, ability to complete pending or prospective future acquisitions, limit certain sources of revenue, or increase cost of operations;
  costs or difficulties related to the integration of acquisitions;
  the goodwill we have recorded in connection with acquisitions could become impaired, which may have an adverse impact on our earnings and capital;
  reduced demand for banking products and services;
  the risks presented by public stock market volatility, which could adversely affect the market price of our common stock and our ability to raise additional capital in the future;
  competition from other financial services companies in our markets;
  loss of services from the senior management team; and
  the Company's success in managing risks involved in the foregoing.

About Glacier Bancorp, Inc.

Glacier Bancorp, Inc. is a regional multi-bank holding company providing commercial banking services in 60 communities in Montana, Idaho, Utah, Washington, Wyoming and Colorado. Glacier Bancorp, Inc. is headquartered in Kalispell, Montana, and conducts its operations principally through eleven community bank subsidiaries. These subsidiaries include: six banks domiciled in Montana - Glacier Bank of Kalispell, First Security Bank of Missoula, Valley Bank of Helena, Big Sky Western Bank of Bozeman, Western Security Bank of Billings, and First Bank of Montana of Lewistown; two banks domiciled in Idaho - Mountain West Bank of Coeur d'Alene and Citizens Community Bank of Pocatello; two banks domiciled in Wyoming - 1st Bank of Evanston and First Bank of Wyoming; and one bank domiciled in Colorado - Bank of the San Juans of Durango.

CONTACT: Michael J. Blodnick, +1-406-751-4701, or Ron J. Copher, +1-406-751-7706, both of Glacier Bancorp, Inc.